Exhibit 10.12

FIRST MODIFICATION TO SETTLEMENT AGREEMENT

The parties hereto, CAMOFI Master LDC (“CAMOFI”), and Global Axcess Corp (“Global”), having entered into that certain Settlement Agreement dated August 12, 2008, providing among other things that Global will pay to CAMOFI the sum of $3,700,000 to cancel a certain Note, within 90 days thereof (or on or before November 10, 2008), do hereby agree to extend the closing of the refinancing required in Section D of the Settlement Agreement, to December 31, 2008.  All other provisions of the Settlement Agreement shall remain unchanged and in full force and effect.

Dated:  November 6, 2008

/s/ Michael Loew Michael Loew CAMOFI Master LDC	/s/ George A. McQuain George A. McQuain Global Axcess Corp